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                                                                       Contacts:
                                         Salvatore A. Bucci (Investor Relations)
                                                                    212-356-4000
                                              Michael Keefe (Investor Relations)
                                                                    212-356-4000
                                                   Joe Favorito (Communications)
                                                                    212-356-4003



                        INTERNATIONAL FIGHT LEAGUE (IFL)
                       ENTERS INTO $12.7 MILLION FINANCING


NEW YORK, August 1, 2007- International Fight League, Inc. (OTC.BB: IFLI), the world's number one team-based professional mixed martial arts sports league, announced today that it has entered into definitive private placement agreements with certain institutional and accredited investors to sell 25,330,000 shares of common stock, for an aggregate total of $12,665,000. The investors will also receive warrants, expiring in five years, to purchase an aggregate of 12,665,000 shares of common stock at an exercise price of $1.05 per share. IFL expects that the net proceeds of the private placement will be approximately $11.8 million after deducting the placement agency fees and all estimated offering expenses.

"We are pleased to welcome this new group of quality investors into our company. This financing serves as another example of the support, not only for our company and its management team, but for the sport of mixed martial arts. The proceeds from this financing will assist us in funding our continued growth." said IFL CEO and Co-Founder Gareb Shamus.


The securities have not been registered under the Securities Act, or any state securities laws, and were issued in a private transaction under Regulation D. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the privately placed common stock. Until this registration is declared effective by the SEC, the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, may not be reoffered or resold in the United States unless the re-offer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available.


About the IFL
-------------

International Fight League(TM) (IFL) is the world's first professional mixed martial arts sports league. IFL has its headquarters in New York, NY and offices in Las Vegas, NV. For more information about IFL, please see: www.ifl.tv

Forward-Looking Statements: This release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and IFL's management's expectations, hopes, beliefs, intentions or strategies regarding the future financial condition, and results of operations. There can be no assurance that future developments actually affecting IFL will be those anticipated.

Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include the risks and uncertainties such as the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, entertainment, professional sports, and licensed merchandise; acceptance of the Company's brands, media and merchandise within those markets; uncertainties relating to litigation; risks associated with producing live events; uncertainties associated with international markets; risks relating to maintaining and renewing key agreements, including television distribution agreements; effects of competition, including locations of competitors and operating and market competition.. Should one or more of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. A complete list of the Company's risks factors are disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including its reports filed on Forms 8-K, 10-K and 10-Q.

IFL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. This press release may include the opinions of IFL and does not necessarily include the views of any other person or entity.

The names of all International Fight League, Inc. televised and live programming, teams, images, and logos are trademarks, which are the exclusive property of International Fight League, Inc. All other trademarks and tradenames mentioned in this release are the property of their respective owners, and are not affiliated with IFL in any way.


                                    -- IFL --